Exhibit 10.16
AMENDED RULES OF REDGATE MEDIA GROUP
EMPLOYEE SHARE OPTION SCHEME
1.	DEFINITIONS
1.1	In this Document, the following words and expressions shall have the following meanings unless the context requires otherwise:-

“Articles”	the memorandum and articles of association of the Company as may be amended from time to time;

“Board”	the board of directors of the Company from time to time;

“Company”	Redgate Media Group (formerly known as Redgate Media Inc.), a company incorporated under the laws of the Cayman Islands and having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies;

“Document”	these Amended Rules of the Redgate Media Group Employee Share Option Scheme and all schedules hereto from time to time;

“Exchange”	the Stock Exchange of Hong Kong Limited;

“Exercise Price”	the price at which the Participant may exercise its options as specified in the Schedule;

“Former Rules”	the previously-applicable Rules of the Scheme dated 31st December 2004;

“Group Company”	the Company and/or its subsidiaries (as defined in Section 2(4) of the Companies Ordinance, Cap. 32 of the Laws of Hong Kong) and/or any subsidiary of Winmax Resources Limited ;

“Listing”	any listing on the Exchange or any other recognised exchange (within the meaning of Rule 14A.10 (11) of the Rules Governing The Listing of Securities on the Exchange) of any shares in any Group Company;

“Options”	any Share Options created under the Scheme;

“Participants”	each and all of those persons listed in each of the

Schedule hereto;

“Participant’s Options”	the total number of Options granted to the Participant as detailed in the Schedule hereto;

“Participant’s Shares”	the Shares (if any) granted to a Participant pursuant to Clause 5.2;

“Relevant Date”	the date on which the Options are granted to the Participant as is referred to in the Schedule;

“Sale”	any sale by all or any of the shareholders in the Company of an amount in excess of 50% of either the Shares or the shares of any Subsidiary;

“Schedule”	the relevant schedule(s) hereto that shall name and apply to the Participant;

“Scheme”	the Redgate Media Group Employee Share Option Scheme pursuant to this Document;

“Shares”	the issued and outstanding shares in the capital of the Company from time to time;

“Shareholders Agreement”	such Shareholders Agreement as shall be in force from time to time between holders of the Shares and as the Board may determine is relevant to the Participant’s holding of the Participant’s Shares;

“Termination Date”	the date on which the relevant Participant shall cease to be a member of the Scheme;
1.2	In this Document, unless the context requires otherwise, words expressed in the singular shall include the plural and vice versa.
2.	BACKGROUND
2.1	The Participants are employees or officers of any Group Company or other persons carrying on services for any Group Company that may from time to time satisfy the conditions of this Document and have been nominated by the Board.

2.2	The terms of this Scheme have been created for Participants to be awarded certain Options in consideration of their services to the Group Companies but subject to the terms of this Document.

2.3	These Rules have been adopted to replace the Former Rules. It is acknowledged that, as the Former Rules were adopted at the time of the establishment of the Scheme, the Schedule may include grants of Options which predate this Document, but which grants the Company and the Participant nevertheless confirm shall be governed by this Document.
3.	VESTING OF OPTIONS
3.1	Subject to the terms of this Document, the vesting of the Participants Options under this Scheme shall be in three equal tranches, so that one third of the Participant’s Options shall vest on each of the first three anniversaries of the Relevant Date.

3.2	None of the Participants shall be permitted to sell or transfer or otherwise part with all or any of the legal or beneficial ownership of the Options otherwise than in accordance with the provisions of this Document.
4.	TERMINATION OF OPTIONS
4.1	The Options created under this Document shall be terminated (if they have not been exercised) on any “Terminating Event” whereupon the Participant (and/or its successors in title) shall have no further rights to the Participant’s Options whatsoever.

4.2	For the purposes of this Document, a Terminating Event shall occur:-
4.2.1	on the tenth anniversary of the Relevant Date;

4.2.2	subject to Clause 10, if the Participant shall cease to be employed by or act as an officer of any Group Company for whatever reason (whereupon the remaining terms of Clause 10 hereof shall apply);

4.2.3	subject to Clause 10, if the Participant shall die or be incapacitated or suffer a serious illness (whereupon the remaining terms of Clause 10 shall apply);

4.2.4	if the Participant shall become bankrupt;

4.2.5	subject to the terms of Clause 8.1, on any Listing (whereupon the remaining terms of Clause 8 shall apply); and

4.2.6	on a Sale (whereupon the terms of Clause 9 shall apply).
5.	EXERCISE OF OPTIONS
5.1	On the vesting of any Participant’s Options in accordance with the Scheme, the provisions of this Clause 5 shall apply.

5.2	The exercise of any Option may be effected at any time after vesting by a written notice from the Participant to the Company which shall:-
5.2.1	only be given in respect of any Options that have vested in the Participant;

5.2.2	specify the number of Shares in respect of which such Options are exercised;

5.2.3	be accompanied by payment to the Company of an amount equal to the number of Shares specified multiplied by the Exercise Price;

5.2.4	be accompanied by the Participant’s copy of the relevant Schedule(s) for cancellation or amendment (as the case may be); and

5.2.5	be in such format as the Board may lay down from time to time.
5.3	As soon as is reasonably practicable after a notice complying with Clause 5.2 exercising an Option has been given by a Participant, the Board shall:-
5.3.1	issue to the Participant a definitive certificate specifying the number and description of the Participant’s Shares and the date of issuance thereof, subject to the Participant having provided the Company with the requisite due diligence information for such issuance; and

5.3.2	if the Options remain partially unexercised, amend the Schedule returned pursuant to Clause 5.2.4, together with such original Schedule as shall be retained by the Company, to reflect the remaining Options not so exercised.
6.	NATURE OF PARTICIPANT’S SHARES

The Participant understands that Shares issued to it under the Scheme are common shares, each of which will rank pari passu with all other common shares in the Company.

7.	ADJUSTMENT OF OR CHANGES IN SHARES
7.1	In the event of a reorganisation, recapitalisation, change of share, stock spilt, spin off, stock dividend, reclassification, sub-division of or combination of shares, merger, consolidation or any other change in the corporate structure of shares of capital stock of the Company (“Readjustment”) then the terms of this Clause 7 shall apply provided that a Readjustment shall not include any offering of Shares for subscription for cash or other consideration to any shareholders or third parties and, where the Board so elects, shall not apply where Shares are issued by the Company as the consideration in a transaction.
7.2	Upon any Readjustment, the Board shall make such adjustment as it deems appropriate to the number and kind of Shares that shall be subject to the Options or in the Exercise Price provided however that no such adjustment shall give the Participant any additional benefit under the Scheme save as is set out in these Rules.

7.3	In the event that the Board shall make an adjustment pursuant to Clause 7.2, then such adjustment may be made to one or more of the following as the Board in their absolute discretion shall determine namely:-
7.3.1	the number of Shares in respect of which the Options may be exercised;

7.3.2	the Exercise Price; and/or

7.3.3	any other term of any such Option.
7.4	Except in the case of a capitalisation issue, no adjustment under Clause 7.2 shall be made without the prior confirmation in writing by the auditors for the time being of the Company that it is in their opinion fair and reasonable.

7.5	No adjustment shall be made under Clause 7.2 which would cause the Exercise Price payable for any Share to be less than the nominal value of that Share.

7.6	It is the intention that any adjustment pursuant to Clause 7.2 shall, save for exceptional circumstances, result in each Participant being entitled to subscribe for the same proportion of the equity capital of the Company as that to which Participant was entitled to subscribe prior to the Readjustment, provided that, subject to the Board complying with foregoing provisions of this Clause 7, the Participant shall be bound by the Board’s determination in respect of the same.
8.	LISTING
8.1	In the event of any Listing then, notwithstanding the terms of Clause 3.1, if the Board makes a Relevant Determination as defined at Clause 8.2, all of the Relevant Options (as also defined at Clause 8.2) shall forthwith be vested in the Participant(s) to whom such Relevant Determination relates.

8.2	Prior to any Listing, the Board may make a “Relevant Determination” in relation to any of the Options of any Participant whereby those Options that are the subject of such Relevant Determination (“Relevant Options”) shall be vested in the Participant in their entirety prior to the Listing.

8.3	Upon a Relevant Determination having been made, the Board shall give notice to the Participant holding the Relevant Options in advance of the date of the Listing and such notice shall inform the Participant that all of its Relevant Options shall vest prior to the Listing but subject to the terms of Clause 8.4..
8.4	For the avoidance of doubt:-
8.4.1	in the event that there shall be more than one Listing, the Board may make a Relevant Determination prior to each such Listing provided that such Relevant Determination shall only relate to Relevant Options exercisable in advance of the immediately subsequent Listing;

8.4.2	any Relevant Determination shall apply to such Participants and such Options as the Board shall in its absolute discretion determine; and

8.4.3	any Relevant Options shall, notwithstanding vesting, (i) not be exercisable by the Participant until after the Listing and for any further period thereafter as the Board shall in its absolute discretion determine; and (ii) upon exercise be subject to such “lock in” period as the Board may determine from time to time.
9.	SALE OF THE COMPANY
9.1	In the event that there shall be a Sale then, notwithstanding the terms of Clause 3.1, all of the Participants Options shall forthwith become exercisable, subject to the terms of Clause 9.2.

9.2	For the avoidance of doubt, this Scheme shall terminate on the event of any Sale and the Board shall give notice to all Participants in advance of the date of Sale and such notice shall require the Participant to exercise all of its Options prior to the Sale, and if it shall fail to do so, then the Participant shall be obliged to deliver up its unexercised Options.
10.	TERMINATION OF EMPLOYMENT
10.1	In the event of termination of the Participant’s employment with any Group Company (or, in the case of officers, if the Participant shall cease to be an officer of any Group Company), then the terms of this Clause 10 shall apply. For the purposes of this Clause 10 termination shall include the death of the Participant.

10.2	In respect of any Options that either (i) shall not have vested in the Participant (“Unvested Options”); or (ii) which shall have vested but which shall not have been exercised by the Participant (“Unexercised Options”), in each case at the date of termination:-
10.2.1	if the termination shall have been for cause then the Participant shall have no further rights in respect of the Unexercised Options

10.2.2	in all other cases of termination, the Company shall compensate the Participant or its estate (as the case may be), in an amount equivalent to the Fair Value of the Unexercised Options only and the Participant shall have no further rights in respect of the same;
10.2.3	for the avoidance of doubt, any Unvested Options shall forthwith be forfeited upon termination of the Participant’s employment for whatever reason and the Participant shall have no further rights nor right of payment in respect of the same; and

10.2.4	The Participant agrees to sign such forms as are reasonably required by the Company from time to time to confirm that it has no further rights other than as aforesaid (and in this regard hereby irrevocably grants a power of attorney to such person that shall be nominated by the Board from time to time should the Participant fail to execute such forms).
10.3	For the purposes of this Clause 10 the Participant’s employment shall be deemed to have been terminated for cause if the relevant Group Company shall inform the Participant that his or her employment has been terminated for reasons entitling it to summarily dismiss the Participant at law from its employment by the relevant Group Company or, if the same shall be challenged by the Participant, as determined by the tribunal or court that shall finally deliver judgement on the same.

10.4	For the purposes of Clause 10.2, the “Fair Value” shall be the fair and reasonable value certified by the auditors of the Company as representing the market value of the Unexercised Option and for which purpose:-
10.4.1	any value attributable to a minority interest shall be disregarded;

10.4.2	the Unexercised Options may (at the Company’s discretion) be treated as though they had already been exercised; and

10.4.3	the Exercise Price for such Unexercised Options shall be subtracted from such value.
10.5	The Company shall have the period of twenty four months from the date of termination of the Participant’s employment or the Participant ceasing to be an officer (as the case may be) to make the payment pursuant to this Clause. If, during such period, the Participant shall be in breach of any of its non competition or confidentiality or other covenants in favour of any group companies that shall survive termination or its employment then the Participant shall forfeit all further rights to the same.

10.6	In the event of any Termination Event then the Participant shall forthwith cease to be a Participant whereupon the Company shall be entitled to remove such Participant’s names and details from the Schedule hereto.

10.7	Notwithstanding the foregoing, the Board may at its discretion permit any

Participant (or its estate, as the case may be) to continue to hold any Unexercised Options after the termination of its employment provided that such Unexercised Options shall continue to be subject to the terms of this Document other than this Clause 10.
11.	AGREEMENT AND AMENDMENTS
11.1	This Document and its Appendices and Schedules set out the entire agreement between the Company and the Participants relating to the Participant’s Options and Shares in substitution for any previous agreement relating to either of the same (including the Former Rules) and to the exclusion of any representations or warranties made by any parties in respect of the same.

11.2	The Company confirms that it shall be bound by the terms of this Document in respect of the Participant’s holding of the Participant’s Options and Shares.

11.3	No amendment or variation of this Document shall be effective unless entered into in writing and executed by the Company and Participants representing no less than three quarters of the total number of vested Options provided that any Schedule for the purpose of admitting any Participants shall only be executed by such Participant and the Company.
12.	NON-DISCLOSURE AND GENERAL RESTRICTIONS
12.1	Without prejudice to the generality of any obligations set out in the Participant’s contract of employment and the Shareholders Agreement, in the event that any of the Participants shall cease to hold the Participant’s Options or Shares they shall forthwith give up to the Company all copies of documentation and paperwork relating to the Company as they may then have in their possession;

12.2	The Participants undertake to keep the terms of this Document wholly confidential; and

12.3	None of the rights or obligations of the Participant herein are assignable.
13.	NOTICE
13.1	Any notice or communications shall be deemed to have been served or delivered if sent:-
13.1.1	By facsimile at the time of the despatch; or

13.1.2	By hand if left at the address below; or

13.1.3	By post, 48 hours after being put in the post with pre-paid postage and being properly addressed provided that, for the purposes of a notice under this Document, the following addresses and facsimile numbers shall be used for service on the named parties (unless all other parties are otherwise notified in writing):-

Company — address	:	Suite 2703, The Centrium, 60 Wyndham Street, Central, Hong Kong SAR, China
facsimile number	:	+852.3102.3889

Participants — addresses	):	As set out in the Schedule
)
)

facsimile number	):
14.	GOVERNING LAW
14.1	This Document shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong SAR”).

14.2	Each of the parties hereto irrevocably agrees that the courts of the Hong Kong SAR shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings and to settle any dispute, which may arise out of or in connection with this Document and, for such purposes, irrevocably submits to the jurisdiction of such courts.
IN WITNESS whereof the Company has caused its seal to be affixed to this Document dated as of 31 December 2009.

The common seal of	)
REDGATE MEDIA GROUP	) /s/ Robert W.H.S. Young
was hereunto affixed	)
in the presence of	)

SCHEDULE

Exercise
Name of	HKID/		Price per		Relevant
Participant	Passport No.	Address	Option	No. of Options	Date

This Schedule is deemed to form part of the AMENDED REDGATE MEDIA GROUP. Employee Share Option Scheme.

The Participant hereby confirms that he or she has read the rules of such Scheme dated [ ] (“Rules”) and agrees to be bound by the terms of the Rules with effect from the Relevant Date.

Accepted

For and on behalf of
REDGATE MEDIA GROUP
Dated [                    ]